Exhibit 99.1

FOR IMMEDIATE RELEASE

ACCESS INTEGRATED TECHNOLOGIES, INC. ANNOUNCES FISCAL 2007 THIRD QUARTER RESULTS

– Positive EBITDA and Positive Adjusted EBITDA

MORRISTOWN, N.J. – February 9, 2007– Access Integrated Technologies, Inc. (“AccessIT” or the “Company”) (NASDAQ: AIXD) reported a 365% increase in revenues to a record of $12,783,000 for the third quarter ended December 31, 2006 as compared to the third quarter ended December 31, 2005. The company posted an EBITDA1 (defined below) from continuing operations of positive $2,052,000, an Adjusted EBITDA1 (defined below) from continuing operations of positive $2,102,000 and a net loss from continuing operations of $5,587,000 or $0.23 per basic and diluted share. The net loss for the quarter includes non-cash expenses for depreciation, amortization of software development, non-cash interest and non-cash stock based compensation aggregating $5,858,000.

For the nine months ended December 31, 2006, the company reported a 244% increase in revenues, to $25,396,000 as compared to the nine months ended December 31, 2005. Also, for the nine months ended December 31, 2006, the company posted an EBITDA1 from continuing operations of positive $125,000, an Adjusted EBITDA1 from continuing operations of positive $2,945,000, and a net loss from continuing operations of $13,209,000 or $0.56 per basic and diluted share. The earnings before non-cash expenses was $393,000 or $0.02 per basic and diluted share. The net loss includes non-cash expenses for depreciation, amortization of software development, non-cash interest and non-cash stock-based compensation aggregating $13,602,000.

Certain financial information in this release, including revenue, EBITDA, and Adjusted EBITDA are presented “from continuing operations”. The Company has decided to pursue the possible disposition of the businesses contained in the Data Center Services Segment, and therefore those operating results are now contained in a separate line item in the Company’s financial statements. All prior periods have been restated accordingly.

Bud Mayo, Chief Executive Officer of AccessIT, stated, “In addition to the year-over-year growth, we are directing our attention to improving our quarter-over-quarter revenue, operating margins and EBITDA, a trend we intend to continue. Our 90% organic revenue growth in this quarter versus our June quarter was primarily responsible for the improved margins and EBITDA. It is important to note that these improvements occurred without sacrificing our retractable business development expenses worldwide of approximately $1 million in the quarter, an amount we do not expect to grow significantly in the future.”

_________________________

1 EBITDA is defined by the Company to be earnings before interest, taxes, depreciation and amortization, and other income (expense), net, and non-recurring items. Adjusted EBITDA is defined by the Company to be earnings before interest, taxes, depreciation and amortization, other income (expense), net, non-recurring items, and non-cash stock-based compensation. EBITDA and Adjusted EBITDA are presented because management believes it provides additional information with respect to the performance of its fundamental business activities. A reconciliation of EBITDA to Generally Accepted Accounting Principles (“GAAP”) net income is included in the table attached to this release. EBITDA is a measure of cash flow typically used by many investors, but is not a measure of earnings as defined under GAAP, and may be defined differently by others.

(973) 290-0080	55 Madison Avenue, Morristown, NJ 07960

Third Fiscal Quarter Highlights

•

Revenues for the third quarter increased by 365%, to $12,783,000 from $2,751,000 in the comparable year ago period. Revenues for the nine months ended December 31, 2006 increased to $25,396,000, compared to revenues of $7,377,000 reported in the year ago period, a 244% increase. Fiscal 2007 third quarter and nine month increase in revenues was driven largely by revenues of UniqueScreen Media (“USM”), Virtual Print Fee revenues of Christie/AIX and license fees earned by our Digital Media Services division for its Theatre Command Center software. USM was acquired in this fiscal 2007 second quarter.

•

EBITDA[1] from continuing operations for the three and nine months ended December 31, 2006 was positive $2,052,000 and positive $125,000 respectively, compared to an EBITDA[1] loss of $1,067,000 and $3,433,000 in the comparable year ago periods, respectively. The increase in EBITDA[1] was primarily due to the increased revenues as described above, partially offset by increased operating expenses resulting from the acquisition of USM and the advancement of the Company’s digital cinema deployment. Adjusted EBITDA[1], which also excludes non-cash stock based compensation, for the three and nine month periods ended December 31, 2006 was positive $2,102,000 and positive $2,945,000, respectively, compared to Adjusted EBITDA loss of $1,067,000 and $3,433,000 in the comparable year ago periods, respectively.

•

Loss from continuing operations in the December 2006 quarter increased to $2,834,000, from a loss of $2,012,000 in the comparable year ago quarter. Loss from continuing operations for the nine months ended December 31, 2006 increased to $9,689,000 from a loss of $6,199,000 reported in the comparable year ago period. The increased losses were due to higher depreciation and amortization resulting from our increased asset base from the purchase of digital cinema projections systems by Christie/AIX, in connection with its Digital Cinema Roll-Out.

•

Net loss available to common stockholders, which includes the losses from discontinued operations, interest and other expenses, for the three and nine months ended December 31, 2006 was $6,162,000 and $14,704,000, respectively compared to losses of $2,037,000 and $13,787,000 in the year ago periods.

•

At December 31, 2006, the Company had installed 1,693 digital cinema systems and 2,036 as of Wednesday and remains committed to completing 2,000 to 2,500 digital cinema systems installations by April 2007 and complete all 4,000 digital cinema systems installations by October 31, 2007.

CONFERENCE CALL NOTIFICATION

AccessIT will host a conference call to discuss its financial results at 10:30 a.m. EST on Friday, February 9, 2007. The conference can be accessed by dialing 913.981.5559 at least five minutes before the start of the call. No passcode is required. The conference call will also be webcast simultaneously and will be accessible via the web on AccessIT’s Web site, www.accessitx.com. A replay of the call will be available after 1:00 p.m. eastern at 719.457.0820, passcode 6964770. The replay will be accessible through Thursday, February 15th.

Access Integrated Technologies, Inc. (AccessIT) is the industry leader in providing fully integrated software and services to enable the motion picture entertainment industry and all of its constituents to transition from film to digital cinema. Its studio-backed 4,000 screen ongoing deployment of digital systems is the first and the largest of its kind in the world. The company’s Theatrical Distribution System software and electronic satellite delivery services provide studios and content owners with a seamless entry into the digital era while its vendor neutral Library Management Server, Theatre Command Center and Exhibitor Management System provide exhibitors with all the tools needed to transition to digital cinema. Access Integrated Technologies® and AccessITTM are trademarks of Access Integrated Technologies, Inc. For more information on AccessIT, visit www.accessitx.com. AIXD-E

Safe Harbor Statement

Investors and readers are cautioned that certain statements contained in this document, as well as some statements in periodic press releases and some oral statements of AccessIT officials during presentations about AccessIT, along with AccessIT 's filings with the Securities and Exchange Commission, including AccessIT 's registration statements, quarterly reports on Form 10-QSB and annual report on Form 10-KSB, are "forward-looking'' statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act''). Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, which include words such as "expects'', "anticipates'', "intends'', "plans'', “could”, “might”, "believes'', “seeks”, "estimates'' or similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future actions, which may be provided by AccessIT’s management, are also forward-looking statements as defined by the Act. Forward-looking statements are based on current expectations and projections about future events and are subject to various risks, uncertainties and assumptions about AccessIT, its technology, economic and market factors and the industries in which AccessIT does business, among other things. These statements are not guarantees of future performance and AccessIT undertakes no specific obligation or intention to update these statements after the date of this release.

# # #

Contact:

Suzanne Moore

AccessIT

973.290.0080

smoore@accessitx.com

ACCESS INTEGRATED TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except for share and per share data)

(Unaudited)

	Three Months Ended December 31,
	2005	2006

Revenues	$2,751	$12,783

Costs and expenses:
Direct operating	1,813	5,070
Selling, general and administrative	2,098	5,597
Provision for doubtful accounts	8	192
Research and development	37	95
Non-cash stock-based compensation	—	50
Depreciation and amortization	807	4,613
Total operating expenses	4,763	15,617

Loss from continuing operations	(2,012)	(2,834)

Interest income	96	183
Interest expense	(313)	(2,087)
Non-cash interest expense	(32)	(922)
Debt conversion expense	(125)	—
Other income (expense), net	414	4

Loss before income tax benefit and discontinued operations	(1,972)	(5,656)
Income tax benefit	69	69

Net loss from continuing operations	(1,903)	(5,587)

Loss from discontinued operations	(134)	(575)

Net loss	$(2,037)	$(6,162)

Loss per common share – basic and diluted:
Loss from continuing operations	$(0.12)	$(0.23)
Loss from discontinued operations	(0.01)	(0.03)
Net loss per common share - Basic and diluted	$(0.13)	$(0.26)
Weighted average number of common shares outstanding:
Basic and diluted	15,399,530	23,932,736

Certain reclassifications of prior period data have been made to conform to the current presentation.

Access Integrated Technologies, Inc.

EBITDA and Adjusted EBITDA (as defined)

Reconciliation to GAAP Net Income

(In thousands) (Unaudited)

	Three Months Ended
	December 31,
	2005	2006
Net loss from continuing operations	$(1,903)	$(5,587)
Add Back:
Depreciation and amortization	807	4,613
Amortization of software development	138	273
Interest income	(96)	(183)
Interest expense	313	2,087
Non-cash interest expense	32	922
Debt conversion expense	125	—
Other (income) expense, net	(414)	(4)
Income tax benefit	(69)	(69)
EBITDA (as defined) from continuing operations	$(1,067)	$2,052

Add Back:
Non-cash stock-based compensation	—	50
Adjusted EBITDA (as defined) from continuing operations	$(1,067)	$2,102

ACCESS INTEGRATED TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except for share and per share data)

(Unaudited)

	Nine Months Ended
	December 31,
	2005	2006

Revenues	$7,377	$25,396

Costs and expenses:
Direct operating	5,147	10,813
Selling, general and administrative	5,755	11,691
Provision for doubtful accounts	18	271
Research and development	324	274
Non-cash stock-based compensation	—	2,820
Depreciation and amortization	2,332	9,216
Total operating expenses	13,576	35,085

Loss from continuing operations	(6,199)	(9,689)

Interest income	180	627
Interest expense	(1,836)	(3,191)
Non-cash interest expense	(1,325)	(968)
Debt conversion expense	(6,208)	—
Other income (expense), net	1,648	(195)

Loss before income tax benefit and discontinued operations	(13,740)	(13,416)
Income tax benefit	207	207

Net loss from continuing operations	(13,533)	(13,209)

Loss from discontinued operations	(254)	(1,495)

Net loss	$(13,787)	$(14,704)

Loss per common share – basic and diluted:
Loss from continuing operations	$(1.05)	$(0.56)
Loss from discontinued operations	(0.02)	(0.07)
Net loss per common share - Basic and diluted	$(1.07)	$(0.63)
Weighted average number of common shares outstanding:
Basic and diluted	12,926,709	23,462,793

Certain reclassifications of prior period data have been made to conform to the current presentation.

Access Integrated Technologies, Inc.

EBITDA and Adjusted EBITDA (as defined)

Reconciliation to GAAP Net Income

(In thousands) (Unaudited)

	Nine Months Ended
	December 31,
	2005	2006
Net loss from continuing operations	$(13,533)	$(13,209)
Add Back:
Depreciation and amortization	2,332	9,216
Amortization of software development	434	598
Interest income	(180)	(627)
Interest expense	1,836	3,191
Non-cash interest expense	1,325	968
Debt conversion expense	6,208	—
Other (income) expense, net	(1,648)	195
Income tax benefit	(207)	(207)
EBITDA (as defined) from continuing operations	$(3,433)	$125

Add Back:
Non-cash stock-based compensation	—	2,820
Adjusted EBITDA (as defined) from continuing operations	$(3,433)	$2,945

Access Integrated Technologies, Inc.

Consolidated Balance Sheets

(In thousands, except for share data)

	March 31, 2006 (Audited)	December 31, 2006 (Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$36,641	$55,382
Investment securities, available-for-sale	24,000	—
Accounts receivable, net	1,132	14,167
Unbilled revenue, current portion	1,492	1,922
Prepaid and other current assets	627	1,777
Notes receivable, current portion	43	79
Current assets of discontinued operations	4,756	5,063
Total current assets	68,691	78,390

Deposits on property and equipment	8,673	9,879
Property and equipment, net	32,434	156,807
Intangible assets, net	1,802	14,983
Capitalized software costs, net	1,680	2,895
Goodwill	9,123	15,556

Accounts receivable, net of current portion	—	215
Deferred costs	148	4,138
Notes receivable, net of current portion	1,122	1,245
Unbilled revenue, net of current portion	42	890
Security deposits	52	80
Restricted cash	180	180
Total assets	$123,947	$285,258

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable and accrued expenses	$13,249	$31,523
Current portion of notes payable	1,203	2,290
Current portion of customer security deposits	105	83
Current portion of capital leases	84	74
Current portion of deferred revenue	738	7,920
Current liabilities of discontinued operations	1,360	1,200
Total current liabilities	16,739	43,090

Notes payable, net of current portion	1,948	136,933
Deferred revenue, net of current portion	—	1,266
Capital leases, net of current portion	5,978	5,924
Deferred tax liability	801	593
Total liabilities	25,466	187,806

Commitments and contingencies

Stockholders’ equity:
Class A common stock, $0.001 par value per share; 40,000,000 shares authorized; 22,059,567 and 23,334,725 shares issued and 22,008,127 and 23,283,285 shares outstanding at March 31, 2006 and December 31, 2006, respectively	22	23

Class B common stock, $0.001 par value per share; 15,000,000 shares authorized; 925,811 and 763,811 shares issued and outstanding, at March 31, 2006 and December 31, 2006, respectively	1	1
Additional paid-in capital	136,929	150,603
Treasury Stock, at cost; 51,440 Class A shares	(172)	(172)
Accumulated deficit	(38,299)	(53,003)
Total stockholders’ equity	98,481	97,452
Total liabilities and stockholders’ equity	$123,947	$285,258

Certain reclassifications of prior period data have been made to conform to the current presentation.